UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2009

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32715	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Prior to the opening of business on July 1, 2009, Interleukin Genetics, Inc. (“Interleukin”, “we”, “our”, “us”) and our wholly-owned subsidiary, AJG Brands, Inc. entered into an asset purchase agreement with Nutraceutical Corporation and Pep Products, Inc., a wholly owned subsidiary of Nutraceutical Corporation, pursuant to which we sold substantially all of the Alan James Group business and assets of AJG Brands, Inc. to Pep Products, Inc. for an aggregate sale price of approximately $4.6 million in cash.  The business we sold primarily develops, markets and sells nutritional supplements and related products into retail consumer channels.  The asset purchase agreement contains representations, warranties, covenants and indemnification obligations that are customary for a transaction of this nature.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the asset purchase agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.  The sale was completed prior to the opening of business on July 1, 2009.

Item 9.01. Financial Statements and Exhibits.

(b)(1) Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information gives effect on a pro forma basis to the disposition of substantially all of the Alan James Group business and assets of AJG Brands, Inc., a subsidiary of Interleukin Genetics, Inc., as disclosed in Item 1.01 and 2.01 of this Current Report on Form 8-K, principally by subtracting from the historical consolidated financial position and results of operations of Interleukin amounts attributable to the assets disposed of, and adding to the historical consolidated financial position of Interleukin an amount equal to the cash proceeds from the disposition of such assets.  The unaudited pro forma condensed consolidated balance sheet gives effect to the disposition as if it had occurred on March 31, 2009.  The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2009 and twelve months ended December 31, 2008 give effect to the disposition as if it had occurred at the beginning of each such period.  You should not assume that this unaudited pro forma financial information is indicative of future results or the results we would have achieved had the transaction occurred at the dates presented.

This unaudited pro forma condensed consolidated financial information should be read in conjunction with our condensed consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 and our Annual Report on Form 10-K for the year ended December 31, 2008. We have prepared the unaudited pro forma condensed consolidated financial information based upon estimates and assumptions we have deemed appropriate based upon currently available information, and such estimates and assumptions are discussed in the accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information. We believe that our estimates and assumptions are reasonable, and the significant effects of this sale have been properly reflected in our unaudited pro forma financial statements. However, actual results will differ from the estimates and assumptions used. The unaudited condensed consolidated pro forma financial information is presented for illustrative purposes and is not designed to represent, and does not represent, what the financial position or operating results would have been had the sale of substantially all of the Alan James Group business and assets of AJG Brands, Inc. been completed as of the dates assumed, nor is it intended to project Interleukin’s future financial position or results of operations.

Interleukin Genetics, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2009

(In thousands)

		Pro Forma
	Historical	Adjustments (3)		Pro Forma

ASSETS

Current assets:
Cash and cash equivalents	$1,747	$3,857	(1)	$5,604
Accounts receivable from related party	36			36
Trade Accounts receivable	945	(808	)(2)	137
Inventory	1,037	(935	)(2)	102
Deferred tax asset	58			58
Prepaid expenses and other current assets	375	(56	)(2)	319
Total current assets	4,198	2,058		6,256
Fixed assets, net	930	(24	)(2)	906
Intangibles	4,393	(3,561)		832
Other assets	54	183	(2)	237
Total Assets	$9,575	$(1,344)		$8,231

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$855			$855
Accrued expenses	2,150			2,150
Deferred receipts	430			430
Accrued expenses related to funded research and development projects	22			22
Total current liabilities	3,457	0		3,457
Long Term Debt	4,000			4,000
Net deferred tax liability	10			10
Total liabilities	7,467	0		7,467
Stockholders’ equity:
Convertible preferred stock,$.001 par value - 6,000,000 shares authorized; 5,000,000 shares of Series A issued and outstanding at March 31, 2009; aggregate liquidation preference of $18,000,000 at March 31, 2009	5			5
Common stock, $.001 par value - 100,000,000 shares authorized; 31,799,381 shares issued and outstanding at March 31, 2009	32			32
Additional paid-in capital	85,540			85,540
Accumulated deficit	(83,469)	(1,344	)(4)	(84,813)
Total stockholders’ equity	2,108	(1,344)		764
Total liabilities and stockholders’ equity	$9,575	$(1,344)		$8,231

Interleukin Genetics, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Three Months Ended March 31, 2009

(In thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (3)	Pro Forma

Revenues	$1,895	$(1,548)	$347
Cost of Revenues	1,043	(728)	315
Research and development	882	0	882
Selling, general and administrative	2,035	(41)	1,994
Amortization of Intangibles	337	(308)	29
Total Operating Expenses	4,297	(1,077)	3,220
Loss from operations	(2,402)	(471)	(2,873)
Interest income	8	0	8
Interest expense	(32)	0	(32)
Loss on Sale of fixed assset	(12)	12	0
Net loss before income taxes	(2,438)	(459)	(2,897)
Provision for income taxes	(18)	8	(10)
Net loss	(2,456)	(451)	(2,907)
Basic and diluted net loss per common share	$(0.08)	$(0.01)	$(0.09)
Weighted average common shares outstanding	31,856	31,856	31,856

Interleukin Genetics, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Twelve Months Ended December 31, 2008

(In thousands, except per share amounts)

		Pro Forma
	Historical	Adjustments (3)	Pro Forma

Revenues	$10,015	$(7,394)	$2,621
Cost of Revenues	4,738	(3,765)	973
Research and development	3,560	0	3,560
Selling, general and administrative	7,034	(1,507)	5,527
Amortization of Intangibles	1,336	(1,235)	101
Total Operating Expenses	16,668	(6,507)	10,161
Loss from operations	(6,653)	(887)	(7,540)
Interest income	159	0	159
Interest expense	(131)	1	(130)
Net loss before income taxes	(6,625)	(886)	(7,511)
Provision for income taxes	(26)	57	31
Net loss	(6,651)	(829)	(7,480)
Basic and diluted net loss per common share	$(0.21)	$(0.03)	$(0.24)
Weighted average common shares outstanding	31,354	31,354	31,354

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Adjustments

(1)   Assumes proceeds from the sale of substantially all of The Alan James Group business and assets of $4.6 million, net of transaction costs of $515,000 and a holdback of $200,000 which is reflected in other assets on the balance sheet.

(2)   Reflects the value of the assets purchased as of March 31, 2009.

(3)   The unaudited pro forma financial statements presented do not include the impact of the accelerated vesting of options resulting from the “change in control” agreements of certain employees in connection with the sale.  Income tax effects are assumed to be offset by net operating loss carryforwards.  The impact of these adjustments were determined to be non-material for purposes of the unaudited pro forma financial statements.

(4)   Adjustment to accumulated deficit consists of the following (in thousands):

Net assets of The Alan James Group sold	(1,840)
Proceeds net of transaction costs	3,181
Intangible assets not acquired	(3,561)
Estimated loss as if transaction occurred on March 31, 2009	$(1,344)

(d)

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among AJG Brands, Inc., Interleukin Genetics, Inc., Pep Products, Inc. and Nutraceutical Corporation dated July 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: July 8, 2009	/s/ ELIOT M. LURIER
Eliot M. Lurier
Chief Financial Officer
(Signature)